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                                                                      EXHIBIT 12

EARNINGS TO FIXED CHARGES COMPUTATION

                                          1999         1998         1997         1996         1995
                                       ----------   ----------   ----------   ----------   ----------
Earnings:
Income before income taxes...........  $  658,716   $  547,809   $  477,851   $  387,510   $  304,044
Plus:
     Fixed charges...................   1,553,080    1,398,114    1,199,730      948,497      800,986
Less:
     Capitalized interest............      (1,371)        (919)      (1,732)        (785)      (2,056)
                                       ----------   ----------   ----------   ----------   ----------
Earnings, including interest on
  deposits(a)........................   2,210,425    1,945,004    1,675,849    1,335,222    1,102,974
Less:
  Interest on deposits...............    (962,504)    (897,903)    (745,122)    (644,613)    (564,064)
                                       ----------   ----------   ----------   ----------   ----------
Earnings, excluding interest on
  deposits(b)........................   1,247,921    1,047,101      930,727      690,609      538,910
                                       ==========   ==========   ==========   ==========   ==========
Fixed Charges:
  Interest expense...................   1,539,538    1,386,256    1,186,079      938,194      791,423
  Capitalized interest...............       1,371          919        1,732          785        2,056
  Amortization of debt expense.......         461          681          602          132          190
  Interest portion of rent
     expense*........................      11,710       10,258       11,317        9,386        7,317
                                       ----------   ----------   ----------   ----------   ----------
          Total fixed charges(c).....   1,553,080    1,398,114    1,199,730      948,497      800,986
Less:
  Interest on deposits...............    (962,504)    (897,903)    (745,122)    (644,613)    (564,064)
                                       ----------   ----------   ----------   ----------   ----------
          Total fixed charges
            excluding interest
            expense on deposits(d)...  $  590,576   $  500,211   $  454,608   $  303,884   $  236,922
                                       ==========   ==========   ==========   ==========   ==========
Earnings to fixed charges:
Including interest on
  deposits(a/c)......................        1.42         1.39         1.40         1.41         1.38
Excluding interest on
  deposits(b/d)......................        2.11         2.09         2.05         2.27         2.27

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* Assumed to be one-third of total rent expense.

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